Exhibit 10.1




NOTE PRINCIPAL AMOUNT
---------------------

$199,000,000.00

                                  SECURED NOTE
                                  ------------

                                                             As of July 10, 1990

        IVY STREET LIMITED PARTNERSHIP, a Georgia limited partnership having an office at 10400 Fernwood Road, Bethesda, Maryland 20058 ("Maker", which term shall also include, without limitation, any successor tenant under the Ground Lease (as defined in the Deed, as hereinafter defined) and any successor owner of the Improvements, as defined in the Deed, which assumes all or part of the Maker's obligations in accordance with, and to the extent provided in the Deed), for value received, hereby promises to pay to the order of MARRIOTT/PORTMAN FINANCE CORPORATION, a Delaware corporation having an office at 10400 Fernwood Road, Bethesda, Maryland 20058 (such corporation and any subsequent holder of this Secured Note being hereinafter referred to as "Payee") on July 10, 1997 (the "Stated Maturity") the principal sum of ONE HUNDRED NINETY-NINE MILLION AND 00/100 DOLLARS ($199,000,000.00) (the "Note Principal Amount"), plus all Deferred Interest (as defined herein) and to pay interest as provided below upon the Note Principal Amount semiannually in arrears on January 10 and July 10 of each year, commencing January 10, 1991 (each such date being referred to hereinafter as a "Payment Date") at the Payment Rate hereinafter provided, from the most recent prior Payment Date to which interest has been paid or, if no interest has been paid, from July 10, 1990, until payment of the Note Principal Amount has been made. Capitalized terms used herein but undefined herein shall have the meaning given them in that certain Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents made by Maker and AMMLP to Payee, of even date herewith (as amended or supplemented from time to time, the "Deed").

        1. The Note Principal Amount shall bear interest at the rate of 8.39% per annum to March 24, 1991 (the "Deferred Interest Commencement Date"). The Note Principal Amount shall bear interest from the Deferred Interest Commencement Date until the Stated Maturity or such earlier date, if any, as the Note Principal Amount hereunder becomes due in accordance with the terms hereof (the earlier to occur of the Stated Maturity and such earlier date, hereinafter being referred to as the "Maturity Date") at the rate of 10.30% per annum (the "Interest Rate"). Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Notwithstanding the Interest

Rate, payments of interest on the Note Principal Amount will be made at the rate (the "Payment Rate") of 8.39% per annum from July 10, 1990 to July 10, 1992, 8.8848% per annum from July 10, 1992 to July 10, 1994 and 10.17% per annum from July 10, 1994 until the Maturity Date. The amount by which (a) interest earned at the Interest Rate on the Note Principal Amount from and after the Deferred Interest Commencement Date for any period commencing with a Payment Date (or, for the first such period, commencing on the Deferred Interest Commencement
Date) and ending on the next succeeding Payment Date (or, for the last such period, ending on the Maturity Date exceeds (b) the amount of interest due and payable at the Payment Rate for such period, (such excess, the "Deferred Interest") shall accrue on the last day of such period and thereafter until the Maturity Date earn interest at the Interest Rate, compounded semiannually on each subsequent Payment Date and on the Maturity Date, as applicable. Interest earned on Deferred Interest shall be added to Deferred Interest on each Payment Date and on the Maturity Date, as applicable, and the term "Deferred Interest" shall include such added interest. Deferred Interest shall be due and payable on the Maturity Date.

        2. If Maker shall fail to pay any amount hereunder on the date such amount is due, such overdue amount shall, to the extent permitted by law, bear interest from and including the date such overdue amount was due until such overdue amount has been paid at a rate (the "Default Rate") equal to the lesser of (a) the Interest Rate plus four If Maker shall fail to pay any amount hereunder on the date such amount is percent (4%) per annum, and (b) the maximum rate of interest per annum then permitted by applicable law.

        3. Notwithstanding anything in this Secured Note to the contrary, whenever interest is stated in this Secured Note to accrue (a) from a particular date, interest shall accrue from and including such date, or (b) to or until a particular date, interest shall accrue to, but not including, such date.

        4. Maker shall pay to Payee as additional interest on the Secured Note ("Secured Note Additional Interest") the sum of (a) the Additional Interest payable under the Notes as and when the same shall be due, plus (b) such additional amounts as are necessary in order that every net payment by Maker to Payee of the Note Principal Amount, Deferred Interest, interest, Secured Note Yield Maintenance Amount, if any, the Secured Note Accreted Amount (as hereinafter defined), any amount payable pursuant to Section 4(a) above and any other amounts due and payable under this Secured Note, after withholding for or on account of any tax, assessment or other governmental charge imposed with respect to or as a result of any such such payments, will not be less than the amount provided in this Secured Note to be then due and payable without such withholding.

        5. All payments to be made hereunder shall be paid by federal funds, wire or other transfer of good and immediately available funds in lawful money of the United States of America which shall be legal tender for the payment of all debts and dues, public and private, at the time of payment, without any counterclaim, set-off or deduction whatsoever, at such place as may be designated, from time to time, in writing by Payee, upon not less than five (5) Business Days' prior written notice; provided, however, that Payee shall have the right to elect, from time to time, by written notice to Maker, upon not less than five (5) Business Days' prior written notice, to have payments made to Payee by unendorsed bank check drawn on a commercial bank acceptable to Payee, at the address of Payee set forth above or at such other address as may be designated in writing by Payee from time to time. No payment shall be deemed made until actually received by Payee on a Business Day, and, notwithstanding the foregoing, any payment received hereunder after 12:00 noon at the place of receipt shall not be deemed received until the next Business day.

        6. This Secured Note is secured by, and Payee is entitled to the benefits of, the Deed, the Security Agreement, the Management Agreement Assignment, the Bank Accounts Assignment and the other Real Estate Security Documents. Reference is hereby made to the above documents, and any and all other Financing Documents related thereto for a statement of the respective rights, limitations of rights, obligations, duties and immunities hereunder of the Collateral Trustee, Maker and Payee.

        7. This Secured Note and certain other documents shall be pledged and/or assigned to the Collateral Trustee pursuant to the Assignment and Pledge Agreement.

        8. (a) If an Event of Default, as defined in the Deed, shall have occurred and be continuing, unless the same has been rescinded, annulled or waived by the requisite Holders of the Notes of each series of Notes which has been accelerated in accordance with Sections 502 or 513 of the Indenture, then this Secured Note may be declared due and payable by Payee (or by such other parties permitted to do so under Section 502 of the Indenture) and upon such declaration, the entire Note Principal Amount (or, if prior to the Deferred Interest Commencement Date, the Original Note Principal Amount (as hereinafter defined) and the Secured Note Accreted Amount (as hereinafter defined) accrued thereon), together with all accrued Deferred Interest, all accrued and unpaid interest, the Secured Note Yield Maintenance Amount, if any, and all accrued and unpaid Secured Note Additional Interest, if any, shall become immediately due and payable, in the manner, with the effect and subject to the conditions, if any, provided in the Deed and the Indenture. For the purposes hereof, (i) the term "Original Note Principal Amount" shall mean the principal sum of $196,500,000.00, and (ii) the term "Secured Note Accreted Amount" shall mean, as of any accrual date set forth below, the Secured Note Accreted Amount set forth below and as of any other date, the Secured Note Accreted Amount set forth below for the immediately preceding accrual date plus the Proportionate Amount to such date:

             Accrual Date                 Secured Note Accreted Amount
             ------------                 ----------------------------

             July 10, 1990                       $     9,839.44
             August 9, 1990                          295,183.33
             September 9, 1990                       590,366.67
             October 9, 1990                         885,550.00
             November 9, 1990                      1,180,733.33
             December 9, 1990                      1,475,916.67
             January 9, 1991                       1,771,100.00
             February 9, 1991                      2,066,283.33
             March 9, 1991                         2,361,466.67
             March 23, 1991                        2,500,000.00

"Proportionate Amount" is defined as an amount equal to the product of (i) the Secured Note Accreted Amount for the immediately following accrual date less the Secured Note Accreted Amount for the immediately preceding accrual date multiplied by (ii) a fraction (not to exceed one), the numerator of which is the number of days elapsed from (and including) the immediately preceding accrual date to (but not including) the date for which the Proportionate Amount is being determined, and the denominator of which is (A) at any date prior to March 9, 1991, 30 or (B) at any date subsequent to March 9, 1991, 14. For the purposes hereof, the term "Secured Note Yield Maintenance Amount" shall mean, on the Maturity Date, an amount equal to the excess, if any, of (A) the present value of all Secured Note Remaining Payments (as hereinafter defined) with respect to this Secured Note, calculated using a discount rate applied on a semiannual basis equal to the arithmetic average (rounded down to the nearest basis point) of the per annum yield to maturity of the United States Treasury Department fixed interest rate securities having a maturity date nearest to the Stated Maturity, based on the closing bid prices on the Business Day immediately preceding the Maturity Date, as quoted by each of three (3) United States Government securities dealers of recognized standing selected by the Payee over
(B) the Original Note Principal Amount, Deferred Interest, Secured Note Accreted Amount and interest accrued under this Secured Note as of the Maturity Date, such amount to be calculated by Independent Accountants reasonably acceptable to the Payee and the Payee shall be entitled to rely on such Independent Accountants' calculation thereof. Maker acknowledges that the Secured Note Yield Maintenance Amount does not constitute a penalty but rather is calculated to compensate Payee, in the event of an acceleration of this Secured Note, for the loss of investment, the amount of which loss Payee acknowledges if difficult or impossible to calculate. For the purposes hereof, the term "Secured Note Remaining Payments" shall mean, with respect to this Secured Note as of any date, the amount of all payments of Original Note Principal Amount, Deferred Interest, Secured Note Accreted Amount and interest to be made subsequent to such date, assuming this Secured Note is outstanding through, and paid in full at, the Stated Maturity.

        (b) If an Event of Default has occurred under the Indenture and the Notes shall be accelerated pursuant to Section 502 of the Indenture, then if and only if the requisite Holders of the Notes of each series of Notes which has been accelerated rescind, annul or waive a declaration that the Notes are due and payable in accordance with the provisions of Section 502 of the Indenture, any declaration that this Secured Note is due and payable shall be deemed to be similarly rescinded, annulled or waived.

        9. Notwithstanding anything to the contrary contained herein, recourse under this Secured Note against the partners (or constituent partners in such partners), officers, directors, or shareholders of the Maker or any person comprising or controlling the Maker shall be limited as provided in Section 26.7 of the Deed.

        10. Except as hereinafter set forth, this Secured Note shall not be prepaid in whole or in part. This Secured Note shall be prepaid in whole if all the Notes then outstanding are redeemed in accordance with their terms (whether pursuant to an optional or mandatory redemption) and the amount to be paid upon such prepayment shall be (a) in the case of any such prepayment of this Secured Note prior to the Deferred Interest Commencement Date, the Original Principal Amount plus the Secured Note Accreted Amount thereon to the Redemption Date (as defined in the Indenture), accrued and unpaid interest, accrued and unpaid Secured Note Additional Interest, if any, and any other amounts, if any, due and payable on the date of prepayment, and (b) in the case of any such prepayment of this Secured Note on or after the Deferred Interest Commencement Date, the Note Principal Amount, accrued and unpaid Deferred Interest, accrued and unpaid interest, accrued and unpaid Secured Note Additional Interest, if any, and any other amounts, if any, due and payable on the date of prepayment. Any amounts required to be prepaid under this paragraph shall be paid on the same date as the Issuer is required to make the corresponding redemption payment with respect to the Notes.

        11. Maker agrees to pay all reasonable costs and expenses of collection incurred by Payee (including, without limitation, reasonable attorneys' fees and disbursements) and all reasonable costs and expenses incurred in connection with the execution, administration, enforcement or attempted enforcement of this Secured Note or the protection of or realization of collateral, whether or not by suit on this Secured Note, on any of the other Financing Documents or any foreclosure proceeding is filed, and all such reasonable costs and expenses shall be payable upon demand (and shall be paid with interest thereon at the Default Rate from the date of demand) and also shall be secured by the Deed and all other collateral at any time held by Payee as security for Maker's obligations to Payee under this Secured Note. Maker agrees to pay all other costs and expenses required to be paid by Maker under and in accordance with the terms of the Deed or under any other Financing Documents.

        12. All notices and other communications to Maker and Payee hereunder shall be given in the manner provided in the Deed.

        13. Presentment for payment, demand, protest and notice of demand, protest and non-payment and all other notices not expressly required herein or under the Real Estate Security Documents to be given by Payee are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment or indulgences granted from time to time shall be construed (i) as a novation of this Secured Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Secured Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and Maker hereby expressly waives the benefit of any statute of rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Secured Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Secured Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Secured Note, either in whole or in part unless Payee agrees otherwise in writing.

        14. Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Secured Note. Maker hereby transfers, conveys and assigns to Payee a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Secured Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Payee a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal thereof, and does hereby appoint Payee the attorney-in-fact for Maker to claim any and all homestead exemptions allowed by law.

        15. Notwithstanding anything herein or elsewhere to the contrary, in no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the undersigned or inadvertently received by the Payee, then such excess sum shall be returned to the Maker on demand. It is the express intent hereof that the Maker not pay and the Payee not receive, directly or indirectly, interest in excess of that which may be legally paid by the undersigned under applicable law.

        16. This Secured Note shall be deemed to be a contract made under the laws of the State of Georgia and shall for all purposes be governed by, and construed in accordance with, the internal laws of such State without giving effect to the principles of conflict of laws.

        17. In the event any Payment Date hereunder or the date any other payment is due hereunder or under any of the other Financing Documents is a day other than a Business Day, then the amount of the payment due on such date need not be made on such date, but shall be made no later than the next succeeding Business Day, with the same force and effect as if made on the original payment date, provided that no interest shall accrue on the amount so payable for the period from and after such payment date occurring on a day other than a Business Day through and including the next Business Day.

        18. This Secured Note will be marked paid in full and cancelled upon the occurrence of a Property Release, as described in Section 20.2 of the Deed. This Secured Note may not be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought. This Secured Note may be amended, modified, supplemented or waived by written agreement between Maker and Payee, but only if such amendment, modification, supplement or waiver complies with the provisions of Article Nine of the Indenture.

        19. If, as and when Marriott hereafter pays, as provided under either of the Guaranties, the following sums under either of the Guaranties, such payments shall likewise be deemed to constitute payments of equal amounts under the Secured Note as follows:

              (a) any payment under the Interest/Principal Guaranty applied to interest shall be deemed to constitute payment of interest in the same amount under this Secured Note;

              (b) any payment under the Interest/Principal Guaranty applied to Deferred Interest (as defined in the Indenture) shall be deemed to constitute payment of Deferred Interest in the same amount under this Secured Note;

              (c) any payment under the Interest/Principal Guaranty applied to Yield Maintenance Amount (as defined in the Indenture) shall be deemed to constitute payment of Secured Note Yield Maintenance Amount in the same amount under this Secured Note;

              (d) any payment under the Interest/Principal Guaranty applied to Additional Interest (as defined in the Indenture) shall be deemed to constitute payment of Secured Note Yield Additional Interest in the same amount under this Secured Note;

              (e) any payment under the Interest/Principal Guaranty applied to Accreted Amount (as defined in the Indenture) shall be deemed to constitute payment of Secured Note Accreted Amount in the same amount under this Secured Note; and

              (f) any payment under either the Interest/Principal Guaranty or the Principal Guaranty applied to the Original Principal Amount of the Notes (as defined in the Indenture) shall be deemed to constitute payment of Original Note Principal Amount in the same amount under this Secured Note;

provided, however, that no such payment shall constitute a payment under the Secured Note to the extent it is required to be repaid or disgorged by the Payee, as a result of any bankruptcy, insolvency, reorganization or creditors' rights law or otherwise.

        IN WITNESS WHEREOF, Maker has duly executed this Secured Note as of the day and year first above written.

                                     IVY STREET HOTEL LIMITED PARTNERSHIP

Signed, sealed and                   By:  Atlanta Marriott Marquis
delivered in the                          Limited Partnership,
presence of:                              General Partner

/s/ Carolyn Coltar
-------------------------            By:  Marriott Marquis Corporation,
Witness                                   General Partner

/s/ Sandra I. Schmitt                     By:  /s/ Robert E. Parsons, Jr.
-------------------------                       ------------------------------
Sandra I. Schmitt
Notary Public                                  Name:   Robert E. Parsons, Jr.
                                               Title:  President
Commission
Expiration Date:  10-2-91

                                           Attest:  /s/ Stephen McKenna
-------------------------                           --------------------------
(NOTARIAL SEAL)                                     Its     Asst. Secretary
                                                        ----------------------
        SANDRA I. SCHMITT                                  (CORPORATE SEAL)
 NOTARY PUBLIC, State of New York
         No. 41-4956835
    Qualified in Queens County
    Term Expires Oct. 2, 1991


Signed, sealed and
delivered in the
presence of:

/s/ Carolyn Colton                        By:  /s/ Neal M. Kamin        [SEAL]
-------------------------                       ------------------------------
Carolyn Colton
Witness                                            John C. Portman, Jr.,
                                                   General Partner
                                                   By:  Neal M. Kamin,
                                                        Attorney-in-fact


/s/ Sandra I. Schmitt
-------------------------
Sandra I. Schmitt
Notary Public

Commission
Expiration Date:  10-2-91


-------------------------
(NOTARIAL SEAL)

        SANDRA I. SCHMITT                 Pay to the Order of The Citizens
 NOTARY PUBLIC, State of New York         and Southern National Bank as
         No. 41-4956835                   Collateral Trustee under the
    Qualified in Queens County
    Term Expires Oct. 2, 1991